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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549



                                   FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



   Date of report (Date of earliest event reported):    November 13, 2007



                              BOSS HOLDINGS, INC.
                    --------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)



                                   Delaware
                        -------------------------------
                (State or Other Jurisdiction of Incorporation)

                 0-23204                              58--1972066
         ------------------------           ---------------------------------
         (Commission File Number)           (IRS Employer Identification No.)



                             221 West First Street
                            Kewanee, Illinois 61443
                            -----------------------
                   (Address of Principal Executive Offices)



                                (800) 447-4581
                        -------------------------------
                        (Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On November 13, 2007, Galaxy Balloons, Incorporated ("Galaxy"), an indirect subsidiary of Boss Holdings, Inc. ("BSHI"), purchased the balloon customer list, inventory, records, files and certain balloon manufacturing equipment of Pittsburgh-based Dipcraft Manufacturing Company, a Pennsylvania limited liability partnership ("Dipcraft") pursuant to an Asset Purchase and Sale Agreement. Dipcraft manufactures, imprints, personalizes, markets and distributes a line of balloons and other inflatable products for the specialty advertising market.

         The base purchase price was $350,000 paid in cash at closing, with payment for estimated inventory of $25,000 due within sixty days following closing. Dipcraft and its president, Michael Tobias, are subject to a non-compete agreement for a term of five years. BSHI funded the purchase in cash from its existing working capital.

         Management believes the Dipcraft line of products will mesh well with its Galaxy operations. Dipcraft's diverse customer base does not overlap with Galaxy's and presents a significant cross-selling opportunity. The acquired balloon manufacturing equipment will be relocated to Galaxy's Cleveland, Ohio manufacturing plant and will further enhance Galaxy's balloon imprinting capabilities. Galaxy will not assume any of Dipcraft's work force in the transaction. Dipcraft's 2006 balloon revenues were approximately $716,000 and approximately $465,000 for the nine month period ending September 30, 2007. Management expects the Dipcraft transaction will be immediately accretive to Galaxy's net earnings.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


BOSS HOLDINGS, INC.



By:      /s/ James F. Sanders
    ---------------------------------------------------
         James F. Sanders, Corporate Secretary

Date: November 13, 2007



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